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                                  Exhibit 32.2
                       New York Regional Rail Corporation
                Certification Pursuant to 18 U.S.C. Section 1350
          As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act


In connection with the Quarterly Report of New York Regional Rail Corporation (the "Company") on Form 10-QSB for the quarter ended March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Russell J. Arnst, Principal Financial Officer of the Company, hereby certify to the best of my knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.






/s/ Russell J. Arnst
Russell J. Arnst, Chief Financial Officer
Principal Financial Officer

May 11, 2006


A signed original of this written statement required by Section 906 has been provided to New York Regional Rail Corporation and will retained by New York Regional Rail Corporation and furnish to the Securities and Exchange Commission or its staff upon request.